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                                                                       EXHIBIT 3


NO SALE, OFFER TO SELL OR TRANSFER OF THESE SECURITIES SHALL BE MADE WITHOUT (i) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER, OR TRANSFER MAY BE MADE WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION OR QUALIFICATION.

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                          COMMON STOCK PURCHASE WARRANT

           Big Buck Brewery & Steakhouse, Inc., a Michigan corporation (the "Company"), hereby agrees that, for value received, WAYNE COUNTY EMPLOYEES' RETIREMENT SYSTEM or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Minneapolis, Minnesota time, on February 27, 2004, Two Hundred Thousand (200,000) shares (the "Warrant Shares") of the $.01 par value common stock of the Company (the "Common Stock") at an exercise price of Two Dollars and No Cents ($2.00) per share.

           1.         Exercise of Warrant; Cashless Exercise.

                      (a) Exercise of Warrant. The purchase rights granted by this Warrant shall be exercised by the holder surrendering this Warrant with the Warrant Exercise Form attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by cashier's check payable to the order of the Company or by wire transfer to an account specified by the Company, of the purchase price payable in respect of the Warrant Shares being purchased. If less than all of the Warrant Shares purchasable hereunder are purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant evidencing the number of Warrant Shares not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the Warrant Shares purchased upon such exercise.

                      (b) Cashless Exercise. In lieu of payment of cash upon exercise of this Warrant, the holder may effect a "cashless" exercise of the Warrant by surrendering this Warrant with the Warrant Exercise Form attached hereto duly executed by such holder to the Company at its principal office. The exercise price for the Securities to be acquired in the exchange shall be paid by the surrender, as indicated in the Warrant Exercise Form of such additional number of Warrants as equals the aggregate exercise price of the Warrants desired to be exercised, divided by the difference obtained by subtracting the per share exercise price of this Warrant from the Market Price of the Warrant Shares. The "Market Price" is defined as the average of the closing bid and ask prices for the Warrant Shares on the last date on which Warrant Shares were traded prior to the date of the Warrant Exercise Form which shall not be later than the date the Warrant Exercise Form is given to the Company.





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                      (c) Legend. The Company may require that the Warrant Share certificate or certificates contain on the face thereof a legend substantially as follows:

                  No sale, offer to sell or transfer of the shares represented by this certificate shall be made without (i) the opinion of counsel reasonably satisfactory to the Company that such sale, offer, or transfer may be made without registration or qualification under the Securities Act and applicable state securities laws or (ii) such registration or qualification.

           2. Negotiability and Transfer. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees:

                      (a) This Warrant may not be sold, transferred, assigned or hypothecated without (i) an opinion of counsel reasonably satisfactory to the Company that such sale, transfer, assignment or hypothecation may be made without registration or qualification under the Securities Act and applicable state securities laws or (ii) such registration or qualification.

                      (b) Until the Company receives notice of a transfer of this Warrant, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected.

                      (c) Each successive holder of this Warrant, or of any portion of the rights represented hereby, shall be bound by and receive the benefits of the terms, conditions and rights set forth herein.

           3. Antidilution Adjustments. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination, or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of Warrant Shares purchasable upon exercise of this Warrant immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination, or dividend payable in Common Stock and multiplying the result of such division against the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of Warrant Shares purchasable after such event proportional to such exercise price and number of Warrant Shares purchasable immediately preceding such event. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company. In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation,







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which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger, or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, or sale, the holder had held the number of Warrant Shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

           4. Sale of Options, Rights or Convertible Securities. In the event the Company shall at any time or from time to time, issue shares of Common Stock, options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such shares of Common Stock, options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) of less than $2.00, the exercise price of this Warrant shall be reduced to an amount determined by multiplying such exercise price by a fraction:

                      (a) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding authorized but unissued shares held by the Company but including all shares of Common Stock issuable upon conversion or exercise of any outstanding, options, warrants, rights or convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Company for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Company upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the exercise price prior to adjustment, and

                      (b) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding authorized but unissued shares held by the Company but including all shares of Common Stock issuable upon conversion or exercise of any outstanding options, warrants, rights or convertible securities), plus (Y) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.





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           4.         Notice of Corporate Action.  If at any time:

                      (a) The Company shall pay any dividend upon its Common Stock or make any distribution to the holders of its Common Stock (including, without limitation, a stock dividend);

                      (b) The Company shall offer for subscription purposes to the holders of its Common Stock any additional shares of stock of any class or any other rights;

                      (c) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation;

                      (d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                      (e) The Company shall establish a record date (or in lieu thereof, the date the transfer books will be closed) for the purpose of determining the holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any of the above actions shall be considered or acted upon;

then, the Company shall give notice to the holder hereof of the date on which the books of the Company shall close or a record shall be taken for each such action. Such notice shall also specify the date as of which the holders of the Common Stock of record shall (i) participate in such dividend, distribution or subscription rights; (ii) shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up; or (iii) shall be entitled to consider or vote upon such action, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date for such action or the date the Company's transfer books are closed in respect thereto.

           5. Notices. All notices and other communications in connection with this Warrant must be in writing and, except as otherwise provided herein, will be deemed to have been duly given (i) when mailed by certified or registered mail, postage prepaid, return receipt requested, (ii) when sent by facsimile, with written confirmation of receipt, or (iii) when delivered to the addressee if sent by a nationally recognized overnight delivery service (receipt requested). Any notice required or permitted to be given to the holder of this Warrant shall be mailed, sent or delivered to the registered holder of the Warrant at his or her last known post office address or facsimile number appearing on the books of the Company.

           6. Reservation of Common Stock. The Company will at all times reserve and keep available such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.




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           7. Miscellaneous. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends or a payment preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution. The representations, warranties, and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of Warrant Shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Michigan. All Warrant Shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and nonassessable. Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

           IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by its duly authorized officer this 4th day of February, 2000.

                                    BIG BUCK BREWERY & STEAKHOUSE, INC.



                                    By  /s/ William F. Rolinski
                                       ---------------------------------------
                                       William F. Rolinski
                                       President and Chief Executive Officer





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                              WARRANT EXERCISE FORM

                   To be signed only upon exercise of Warrant.


           The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,            of the Warrant Shares of Big Buck Brewery &
Steakhouse, Inc. to which such Warrant relates and:

           [ ] herewith makes payment of $           therefor in cash, by
cashier's check payable to the order of the Company or by wire transfer to an account specified by the Company; or

           [ ] in lieu of the payment of cash, hereby surrenders the Warrant
with respect to an additional                Warrant Shares (the average of the
closing bid and ask prices of the Warrant Shares on the      day of            ,
20   was $        per share);

and requests that such Warrant Shares be issued and be delivered to the address for which is set forth below the signature of the undersigned.

           Dated:
                 -------------------------


                                             ----------------------------------
                                             (Taxpayer's I.D. Number)


                                             ----------------------------------
                                             (Signature)


                                             ----------------------------------
                                             (Address)




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                                 ASSIGNMENT FORM

             To be signed only upon authorized transfer of Warrant.


           FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and
transfers unto                                  the right to purchase Warrant
Shares of Big Buck Brewery & Steakhouse, Inc. to which the within Warrant
relates and appoints                              , attorney, to transfer said
right on the books of such corporation with full power of substitution in the premises.

           Dated:
                 -------------------------



                                             ----------------------------------
                                             (Signature)


                                             ----------------------------------
                                             (Address)




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